UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 22, 2011

CHINACAST EDUCATION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33771	20-178991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (852) 3960 6506

____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As a supplement to the shareholder letter provided on Tuesday, February 14, 2011, we are providing further information on our university acquisitions:

HengTai, which sold their 80% interest in Hai Lai to ChinaCast

When the Company started negotiations with Hai Lai, the owner of the Foreign Trade and Business College of Chongqing Normal University (FTBC), multiple individuals were owners of Hai Lai. Thus, Heng Tai was established to consolidate individual owners of Hai Lai so that ChinaCast could deal with one selling entity. HengTai’s ownership of 80% of Hai Lai prior to the transfer to Yupei can be checked with the Bureau of Industry and Commerce in Hechuan, Chongqing. The transfer was subject to due diligence carried out by our PRC lawyer before closing. The acquisition, including the relevant cash flows, was disclosed in our 2008 audited financial statements.

Chaosheng’s Shareholder Loan of RMB 4.7 million

After the acquisition of 80% of Hai Lai from Heng Tai, three individuals held the remaining 20% of Hai Lai. Chaosheng was set up by these shareholders for the purpose of consolidating their holdings. Upon ChinaCast's acquisition of 100% ownership of Chaosheng, the only asset transferred to ChinaCast is the 20% equity ownership of Hai Lai. The other assets or liabilities that are out of the scope of the Purchase Agreement had nothing to do with ChinaCast's consolidated financial statements.

Audit of Hai Lai

As in all ChinaCast acquisitions, the seller, in this case Hai Lai, was required to convert from their accounts prepared under Chinese accounting rules and provide a set of audited accounts prepared under US GAAP before closing. Hai Lai engaged Jimmy CH Cheung & Company (part of Kreston International) to do their audit for 2006 and 2007. These accounts were filed with the SEC under Rule 3-05 of Regulation S-X.

After the acquisition, Hai Lai became part of the ChinaCast group. Deloitte Touche Tohmatsu CPA Ltd. audited ChinaCast for the 2008 financial year.

The issue raised about our auditor not including “the internal control over financial reporting at Hai Lai”in their report referred to the attestation by the Auditor under Section 404 of the Sarbanes-Oxley Act (“SOX 404”). ChinaCast management decided to exclude Hai Lai, as a newly acquired company, from the management attestation for internal control over financial reporting for 2008. This decision was made according to SEC FAQs (revised on September 24, 2007) #3, which states:

"We would typically expect management's report on internal control over financial reporting to include controls at all consolidated entities. However, we acknowledge that it might not always be possible to conduct an assessment of an acquired business's internal control over financial reporting in the period between the consummation date and the date of management's assessment. In such instances, we would not object to management referring in the report to a discussion in the registrant's Form 10-K or 10-KSB regarding the scope of the assessment and to such disclosure noting that management excluded the acquired business from management's report on internal control over financial reporting. … In addition, the period in which management may omit an assessment of an acquired business's internal control over financ ial reporting from its assessment of the registrant's internal control may not extend beyond one year from the date of acquisition, nor may such assessment be omitted from more than one annual management report on internal control over financial reporting."

Our independent auditors, Deloitte Touche Tohmatsu Ltd., excluded Hai Lai in their SOX 404 testing accordingly.

The fact that Hai Lai was excluded from both the management's attestation and the auditors' SOX 404 testing on internal control over financial reporting was mentioned in our auditor's report for our investors' information purpose. In all other ways, Hai Lai is a consolidated entity that's included in our consolidated financial statements subject to annual audit by our independent auditors.

ChinaCast’s US Counsel

Loeb & Loeb LLP has been ChinaCast’s US legal counsel since 2004. ChinaCast’s corporate policy is to seek advice on all legally related issues from our counsel. Since ChinaCast and Loeb & Loeb were concerned about the trading pattern of ChinaCast’s stock over the week prior to the issuance of the analyst report, it was the opinion of counsel to assign Mr. Eugene Licker, Co-Chair, White Collar Criminal Defense and Investigation Practice Group, to this situation.

Comment to our Shareholders

We hope the answers above provide clarity to the rather technical issues raised. We believe, however, that the Company should be judged by its tangible accomplishments and by those measures the growth of our university segment both internally as well as by acquisition has been stellar--a fact that was not disputed or even mentioned in the analyst report. We thank our loyal shareholder base for supporting the Company and we promise that the management team and all ChinaCast employees will continue working toward building a larger and more successful enterprise in the future.

List of university acquisitions

On February 18, 2011, it came to our attention that some of the information about the two university acquisitions of Ambow quoted in our Shareholder Letter dated February 14, 2011 did not accurately reflect the information contained in Ambow’s public SEC filings. We have amended the table to accurately set forth the information contained in Ambow’s public SEC filings. The information in the table should not be used as a basis for any comparison between our acquisitions and acquisitions made by Ambow.

Date of transaction	Acquirer	Name of college/university	Education License	No. of students	Land area	Acquisition price	Borrowings assumed
April 3, 2009	Ambow	Beijing Century College See note 1	Current See note 3	See note 2	220mu	See note 1	See note 1
Aug 8, 2009	Ambow	Applied Technology College, Soochow	Current	See note 2	not separately disclosed	RMB 187 million for 70%	RMB 192 million
Oct 5, 2009	ChinaCast	Lijiang College, Guilin	Current	2009: 8,314	352 mu (58 acres)	RMB 365 million	RMB 90 million
Aug 27, 2010	ChinaCast	Hubei Industrial University Business College, Wuhan	Current	2009: 9,897 2010: 10,844	285 mu (47 acres)	RMB 450 million	RMB 54 million

Note 1. Ambow acquired the 100% equity interest in SIWA Future Holding, an entity engaged in providing education services to students from primary level through to college level in Beijing. SIWA Future Holding owns a privately operated school providing services to primary, junior high and high school students, training centers that provide after school tutoring services and Beijing Century College through a cooperation arrangement with Bei You Daxue.
The total purchase price was RMB450.1 million. Borrowings assumed in connection with the SIWA Future Holding acquisition were RMB170 million.

Note 2. Total new student enrollments at Applied Technology College and Beijing Century College in 2009 was 3,350. Enrollments presented for Lijiang College, Guilin and Hubei Industrial Business College, Wuhan do not represent only new student enrollments but instead represent total student enrollments for the periods presented.

Note 3. We understand that nowhere in Ambow’s disclosure did it indicate that Century College, Beijing does not have a current education license, only that Ambow required an updated education license in connection with the new land requirement.  We have amended the table to reflect that the college has a current license.

[source of information from Ambow Form F1 Prospectus filed with the SEC on July 14, 2010]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINACAST EDUCATION CORPORATION

Dated: February 22, 2011	By:	/s/ Antonio Sena
Name: Antonio Sena
Title: Chief Financial Officer